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                                                                    Exhibit 23.4



                       Consent of Independent Accountants



We hereby consent to the use in the Registration Statement on Form S-1 of Internet Capital Group, Inc. of our report dated April 29, 1999, relating to the financial statements of Syncra Software, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP



Boston, Massachusetts

May 10, 1999